UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2009
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31279 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA (Address of Principal Executive Offices)	92121 (Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On February 27, 2009, Gen-Probe Incorporated (“Gen-Probe”) entered into a Credit Agreement (as amended, the “Credit Agreement”) with Bank of America, N.A (the “Lender”), which provided for a one year senior secured revolving credit facility in an amount of up to $180.0 million that is subject to a borrowing base formula.
     On March 23, 2009, Gen-Probe entered into an Amendment to Credit Agreement (the “Amendment”) with the Lender, pursuant to which the amount which Gen-Probe may borrow from time to time under the Credit Agreement was increased from $180.0 million to $250.0 million. Loans may be borrowed, repaid and reborrowed during the term of the revolving credit facility, and there is currently $170.0 million of borrowings outstanding under the revolving credit facility.
     The foregoing description of the Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Amendment to Credit Agreement dated as of March 23, 2009 by and between Gen-Probe Incorporated, as Borrower, and Bank of America, N.A., as Lender.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2009	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Secretary

EXHIBITS

Exhibit
Number	Description

10.1	Amendment to Credit Agreement dated as of March 23, 2009 by and between Gen-Probe Incorporated, as Borrower, and Bank of America, N.A., as Lender.